EXHIBIT 10.36

AMENDMENT NO. 3
TO THE
PIONEER NATURAL RESOURCES COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN
(Amended and Restated Effective January 1, 2009)
Pursuant to the provisions of Section 11.4, the Pioneer Natural Resources Company Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2009) (the “Plan”) is hereby amended to add the following:
1.    The following subsections are hereby added to Section 2.1 of the Plan:
(_)    “Alternate Payee” means any spouse, former spouse, child, or other dependent of a Member who is recognized by a DRO as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member.
(_)    “DRO” means a domestic relations order that is a judgment, decree, or order (including one that approves a property settlement agreement) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Member and is rendered under a state (within the meaning of Code Section 7701(a)(10)) domestic relations law (including a community property law) and that:
(i)    creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Member under the Plan;
(ii)    does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;
(iii)    does not require the Plan to provide increased benefits (determined on the basis of actuarial value);
(iv)    does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a DRO; and
(v)    clearly specifies: the name and last known mailing address of the Member and of each Alternate Payee covered by the DRO; the amount or percentage of the Member’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; the number of payments or payment periods to which such order applies; and that it is applicable with respect to this Plan.
2.    Section 6.11 is hereby added to the Plan as follows:
Section 6.11    Spousal Claims.
(a)    In the event that an Alternate Payee is entitled to all or a portion of a Member’s Accounts pursuant to the terms of a DRO, such benefits will be paid in a lump sum in cash as soon as practicable following the acceptance of the DRO by the Plan Administrator.
(b)    Any taxes or other legally required withholdings from payments to such Alternate Payee will be deducted and withheld by the Company, benefit provider or funding agent. The Alternate Payee will be provided with a tax withholding election form for purposes of federal and state tax withholding, if applicable.
(c)    The Plan Administrator will have sole and absolute discretion to determine whether a judgment, decree or order is a DRO, to determine whether a DRO will be accepted for purposes of this Section 6.11 and to make interpretations under this Section 6.11, including determining who is to receive benefits, all calculations of benefits and determinations of the form of such benefits, and the amount of taxes to be withheld. The decisions of the Plan Administrator will be binding on all parties with an interest.
(d)    Any benefits payable to an Alternate Payee pursuant to the terms of a DRO will be subject to all provisions and restrictions of the Plan and any dispute regarding such benefits will be resolved pursuant to the Plan claims procedure in Section 7.7.
3.    Section 11.2 is hereby amended as follows:
Section 11.2    Alienation of Interest Forbidden. Except as provided in Section 6.11, the interest of a Member or his or her Beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits thereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.
IN WITNESS WHEREOF, this Amendment has been executed on this 19th day of August, 2013, to be effective January 1, 2013.

PIONEER NATURAL RESOURCES COMPANY

By: /s/ Larry N. Paulsen
Name:    Larry N. Paulsen

Title:	Vice President, Administration and Risk Management

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